EXHIBIT 4.2

                                                                    Exhibit C to

                                                   Securities Purchase Agreement



                                 FORM OF WARRANT

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAW. THE COMPANY WILL NOT TRANSFER THIS WARRANT, OR ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE, UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION COVERING THIS WARRANT OR SHARES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, (ii) IT FIRST RECEIVES AN OPINION FROM COUNSEL TO THE COMPANY, STATING THAT THE PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR (iii) THE TRANSFER IS MADE PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT.


                                                Date of Issuance:  June 21, 2007

                                VASOMEDICAL, INC.
                             Stock Purchase Warrant
                           (Void after June 20, 2012)

     VASOMEDICAL,  INC.,  a  Delaware  corporation  (the  "Company"),  for value received, hereby certifies and agrees that Kerns Manufacturing Corp., or its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or after the date hereof (the "Date of Issuance") and on or before 5:00 p.m. New York time on June 20, 2012 (such date and time, the "Expiration Time"), Four Million Two Hundred Eighty-Five Thousand, Seven Hundred Fourteen (4,285,714) duly authorized, validly issued, fully paid and non-assessable shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), at an initial exercise price equal to $.08 per share, subject to adjustment in certain cases as described herein. The shares issuable upon exercise of this Warrant, and the purchase price per share, are hereinafter referred to as the "Warrant Shares" and the "Exercise Price," respectively. The term "Warrant" as used herein shall include this Warrant and any other warrants delivered in substitution or exchange therefor, as provided herein. This Warrant shall terminate at the Expiration Time.

     This Warrant is the Warrant issued pursuant to that certain Securities Purchase Agreement dated as of June 21, 2007 by and between the Company and Kerns Manufacturing Corp. (the "Securities Purchase Agreement"). Any capitalized term used and not otherwise defined herein shall have the meaning given such term in the Securities Purchase Agreement.
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     1. Exercise.

     1.1 Method of Exercise

     (a) This Warrant may be exercised by the Registered Holder at any time from time to time, in whole or in part, prior to the Expiration Time by surrendering this Warrant, with a Notice of Exercise in the form of Annex A hereto (the "Notice of Exercise") duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company set forth on the signature page hereto, or at such other office or agency as the Company may designate in writing (the "Company's Office"), accompanied by payment in full, in lawful money of the United States (by wire transfer of immediately available funds or by bank cashier's or certified check), of the Exercise Price payable in respect of the number of shares of Warrant Shares purchased upon such exercise. In lieu of cash payment, the Warrant may be exercised through a cashless exercise in the manner set forth in
Section 1.2 below.

     (b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which the appropriate Annex form shall be dated and directed to the Company (as evidenced by the applicable postmark or other evidence of transmittal) as provided in Section 1.1(a) hereof. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 1.1(c) hereof shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

     (c) As soon as practicable after the exercise of this Warrant, in full or in part, and in any event within five (5) Business Days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

     (i) a certificate or certificates for the number of full Warrant Shares to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

     (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, representing in the aggregate on the face or faces thereof the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 3 hereof or received pursuant to
Section 1.2 hereof.

     1.2. Exercise by Surrender of Warrant. In addition to the method of payment set forth in Section 1.1 and in lieu of any cash payment required thereunder, this Warrant may be exercised by surrendering this Warrant in the manner specified in this Section 1.2, together with irrevocable instructions to the Company to issue in exchange for this Warrant the number of shares of the Common Stock equal to the product of (x) the number of shares of the Common Stock

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underlying this Warrant multiplied by (y) a fraction,  the numerator of which is the Market Value (as defined below) of the Common Stock less the Exercise Price and the denominator of which is such Market Value. As used herein, the phrase "Market Value" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last five (5) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or the NASD's OTC Bulletin Board if admitted to trading thereon, or, if the Common Stock is not so reported, the average closing bid price as furnished by the Pink Sheets LLC or similar organization if Pink Sheets LLC is no longer reporting such information, or if the Common Stock is not so quoted, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

     2. Shares to be Fully Paid; Reservation of Shares; Fractional Shares. The Company covenants and agrees that all shares of the Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance by the Company, be validly issued, fully paid and nonassessable, and free from preemptive rights and free from all taxes, liens, security interests and charges with respect thereto. The Company further covenants and agrees that, from and after the Date of Issuance and during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserve, free from preemptive rights, out of its authorized but unissued shares of the Common Stock, solely for the purpose of effecting the exercise of this Warrant, a sufficient number of shares of the Common Stock to provide for the exercise of the rights represented by this Warrant. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares but shall make an adjustment therefor in cash on the basis of the Market Value for each fractional share of the Common Stock which would be issuable upon exercise of this Warrant.

     3. Requirements for Transfer.

     (a) Warrant Register. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Registered Holder or Registered Holders. Any Registered Holder of this Warrant or any portion thereof may change its address as shown on the Warrant Register by written notice to the Company requesting such change, and the Company shall promptly make such change. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Registered Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary, provided, however, that if and when this Warrant is properly assigned in blank, the Company may, but shall not be obligated to, treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

     (b) Warrant Agent. The Company may, by written notice to the Registered Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 3(a) hereof, issuing shares of the Common Stock issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, may be made at the office of such agent.

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

     (c) Transfer. Subject to the provisions of this Section 3, this Warrant and all rights hereunder are transferable, in whole or in part, upon the surrender of this Warrant with a properly executed Assignment Form in substantially the form attached hereto as Annex B (the "Assignment") at the principal office of the Company.

     (d) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment and subject to the provisions of this Warrant and with the limitations on assignments and transfers as contained in this Section 3, the Company at its expense shall issue to or on the order of the Registered Holder a new warrant or warrants of like tenor, in the name of the Registered Holder or as the Registered Holder (on payment by the Registered Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

     4. Adjustment.

     (a) Computation of Adjusted Exercise Price. Except as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of its Stock (as defined in Section 4(g)), other than the issuances or sales referred to in Section 4(h) hereof, for a consideration per share less than the Exercise Price in effect immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale, the Exercise Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the quotient derived by dividing (A) an amount equal to the sum of (X) the product of (a) the Exercise Price in effect immediately prior to such issuance or sale, multiplied by (b) the total number of shares of Stock outstanding immediately prior to such issuance or sale, plus (Y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (B) the total number of shares of Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Stock, as provided by Section 4(c) hereof. For the purposes of this Section 4 the term Exercise Price shall mean the Exercise Price per share set forth on the first page of this Warrant, as adjusted from time to time pursuant to the provisions of this Section 4.

     (i) For  purposes of any  computation  to be made in  accordance  with this
Section 4(a), the following provisions shall be applicable:

     (ii) In case of the issuance or sale of shares of Stock for a consideration part or all of which shall be cash, the amount of the cash consideration shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Stock are offered by the Company for subscription, the subscription price, or, if either of such securities shall be sold to underwriters or dealers for public offering without a subscription price, the public offering price, before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or other persons or entities performing similar services), or any expenses incurred in connection therewith.

     (iii) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Stock for a

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

consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

     (iv) Shares of Stock issuable by way of dividend or other distribution on any capital stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

     (v) The reclassification of securities of the Company other than shares of Stock into securities including shares of Stock shall be deemed to involve the issuance of such shares of Stock for consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Stock shall be determined as provided in Section 4(a)(iii).

     (vi) If, in any case, the total number of shares of the Common Stock issuable upon exercise of any Option (as hereinafter defined) or upon exercise, conversion or exchange of any Convertible Security (as hereinafter defined), is not, in fact, issued and the rights to exercise such Option or to exercise, convert or exchange such Convertible Security shall have expired or terminated, the Exercise Price then in effect will be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of the Common Stock issued upon exercise or conversion thereof), never been issued.

     (b) Options, Rights, Warrants and Convertible and Exchangeable Securities.

     (i) In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Stock (collectively, "Options" and individually, an "Option"), or issue any securities convertible into or exchangeable for shares of Stock (collectively, "Convertible Securities" and individually, "Convertible Security"), for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Options or such Convertible Securities, or without consideration, the Exercise Price in effect immediately prior to the issuance of such Options or such Convertible Securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Section 4(a) hereof, provided that:

     (ii) The aggregate maximum number of shares of Stock, as the case may be, issuable under such Options shall be deemed to be issued and outstanding at the time such Options were issued, for a consideration equal to the minimum purchase price per share provided for in such Options at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of this Warrant), if any, received by the Company for such Options. The aggregate maximum number of shares

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

of Stock issuable upon conversion or exchange of any Convertible Securities shall be deemed to be issued and outstanding at the time of issuance of such Convertible Securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Stock in accordance with the terms of this Warrant) received by the Company for such Convertible Securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof. If any change shall occur in the price per share provided for in any of the Options referred to in this subsection, or in the price per share at which the Convertible Securities referred to in this subsection are exchangeable, such Options or Convertible Securities, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect to shares not theretofore issued pursuant to the exercise or exchange thereof, and the Company shall be deemed to have issued upon such date new Options or Convertible Securities at the new price in respect of the number of shares issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

     (c) Subdivision and Combination. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Stock subject to acquisition hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock subject to acquisition upon exercise of this Warrant will be proportionately increased. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Stock subject to acquisition hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock subject to acquisition upon exercise of this Warrant will be proportionately decreased.

     (d) Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then, as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the Registered Holder will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of the Common Stock immediately theretofore subject to acquisition upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of the Common Stock immediately theretofore subject to acquisition and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant.

     (e) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then and in each such case the Company shall give notice thereof to the Registered Holder, which notice shall state the

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Exercise Price resulting from such  adjustment and the increase or decrease,  if any, in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     (f) Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 4, the number of securities issuable upon the exercise of this Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

     (g) Definition of Stock. For the purpose of this Agreement, the term "Stock" shall mean (i) the class of stock designated as the Common Stock in the Certificate of Incorporation of the Company as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

     (h) No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made:

     (i) Upon issuance or sale of this Warrant or Warrant Shares, or the other Warrants, if any, issued pursuant to the Securities Purchase Agreement and Warrant Shares issued upon exercise thereof, or other options, warrants and convertible securities outstanding as of the date hereof into or for shares of the Common Stock.

     (ii) Upon the issuance or sale of any shares of capital stock, or the grant of options exercisable therefor, issued or issuable after the date of this Warrant, to directors, officers, employees, advisers and consultants of the Company or any subsidiary pursuant to any incentive or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement or restricted stock plan, employee stock ownership plan (ESOP), consulting agreement, stock appreciation right (SAR), stock depreciation right
(SDR), bonus stock arrangement, or such other similar compensatory options, issuances, arrangements, agreements or plans approved by the Board of Directors.

     (iii) If the amount of said adjustment shall be less than one cent ($0.01) per security issuable upon exercise of this Warrant, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents ($0.02) per security issuable upon exercise of this Warrant.

     5. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant but will at all times carry out all such terms and take all such action as may be reasonably necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

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     6. Notices of Record Date,  Etc. If the Company  shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for
securities   or   other   property   deliverable   upon   such   reorganization,
reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice unless such prior notice is waived by the Registered Holder.

     7. No Rights of Stockholders. The Registered Holder shall not be entitled to vote, to receive dividends or subscription rights, nor shall anything contained herein be construed to confer upon the Registered Holder, as such, any of the rights of a stockholder of the Company, including without limitation any right to vote for the election of directors or upon any matter submitted to stockholders, to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise), to receive notices, or otherwise, until the Warrant shall have been exercised as provided herein..

     8. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

     9. Limitation on Sales. The Registered Holder of this Warrant acknowledges that this Warrant and the Warrant Shares, as of the date of original issuance of this Warrant, have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares issued upon its exercise in the absence of (i) an effective registration statement under the Securities Act as to this Warrant or such Warrant Shares or
(ii) an opinion of counsel, reasonably acceptable to the Company and its counsel, that such registration and qualification are not required. The Warrant Shares issued upon exercise thereof shall be imprinted with a legend in substantially the following form:

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               "THE ISSUANCE OF THIS SECURITY HAS NOT BEEN REGISTERED  UNDER THE
               SECURITIES  ACT  OF  1933,  AS  AMENDED,   OR  APPLICABLE   STATE
               SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH
               ACT  OR  PURSUANT   TO  AN   EXEMPTION   FROM  THE   REGISTRATION
               REQUIREMENTS OF SAID ACT OR APPLICABLE STATE SECURITIES LAWS, SUPPORTED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

     10. Mailing of Notices, Etc. All notices and other communications from the Company to the Registered Holder of this Warrant shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, then it shall give prompt written notice to the Registered Holder of this Warrant and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

     11. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

     12. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

     13. Severability. If any provision of this Warrant shall be held to be invalid and unenforceable, such invalidity or unenforceability shall not affect any other provision of this Warrant.

     14. Governing Law and Submission to Jurisdiction. This Warrant will be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict or choice of laws of any jurisdiction. The parties hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive.

     15. Supplements and Amendments. The Company and the Registered Holder may from time to time supplement or amend this Warrant in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Holder may deem necessary or desirable.

     16. Successors. This Warrant shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties, except that the Company shall not have the right to assign or otherwise transfer all or any part of its rights or obligations hereunder or any interest herein without the prior written consent of the Registered Holder.

     17. Benefits of this Warrant. Nothing in this Warrant shall be construed to give to any person, entity or corporation other than the Company and the Registered Holder of the Warrant Certificate any legal or equitable right, remedy or claim under this Warrant; and this Warrant shall be for the sole and exclusive benefit of the Company and the Registered Holder of the Warrant Certificate.


                    Balance of Page Intentionally left Blank

                             Signature Page Follows

IN WITNESS WHEREOF, VASOMEDICAL, INC. has caused this Warrant to be signed by its duly authorized officers under its corporate seal and to be dated on the day and year first written above.


                                       VASOMEDICAL, INC.


                                       By:_________________________________
                                             Name: John C. K. Hui
                                             Title:  President


                                       Principal Office: 180 Linden Avenue
                                                         Westbury, NY 11590

                                     ANNEX A


                             NOTICE OF EXERCISE FORM
                             -----------------------


To:                                                         Dated:



     The undersigned, pursuant to the provisions in the attached Warrant, hereby irrevocably elects to: [check the appropriate box]



__ (i) purchase _____ shares of Common Stock covered by such Warrant and hereby makes payment of $_______, representing the full purchase price for shares at the exercise price per share provided for in such Warrant. Enclosed herewith is payment of the exercise price of such shares in full; or

__ (ii)  exercise the Warrant on a  "cashless"  basis in the manner set forth in
Section 1.2 of the Warrant. Such calculation results in the net issuance of _______ shares of Common Stock of the Company to the undersigned.

Please have the shares of Common Stock of the Company issuable pursuant to this exercise delivered to ________________.


                                   Signature:

                                   Dated:

                                   Address:

                                     ANNEX B

                                 ASSIGNMENT FORM
                                 ---------------

     FOR VALUE RECEIVED, _________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee                     Address                    No. of Shares
----------------                     -------                    -------------






                                   Dated:

                                   Signature:

                                   Dated:

                                   Witness: